Exhibit 7.2

                          COMMON STOCK PURCHASE WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

                                                             Dated: May 14, 2002

No. 3                           UNITED ENERGY CORP.

               WARRANT TO PURCHASE 750,000 SHARES OF COMMON STOCK

      THIS CERTIFIES THAT, for value received, Martin Rappaport (the "Holder") is entitled to subscribe for and purchase 750,000 shares (as adjusted pursuant to Section 3 hereof) of the fully paid and nonassessable Common Stock, par value $0.01 per share (the "Shares"), of United Energy Corp., a Nevada corporation (the "Company"), at the price of $2.00 per share (the "Exercise Price") (as adjusted pursuant to Section 3 hereof), upon the terms and subject to the conditions hereinafter set forth.

      1. Method of Exercise; Payment.

            (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company or wire transfer of funds, of an amount equal to the aggregate Exercise Price of the shares being purchased. This Warrant shall be exercisable only in the minimum amount of fifty thousand (50,000) Shares (or such lesser amount as shall constitute the full amount remaining of this Warrant).

            (b) Fair Market Value. For purposes of this Warrant, the fair market value of the Company's Common Stock shall mean:

                  (i) if the Company's Common Stock is traded on a securities exchange, the average of the closing price each day over the thirty (30) consecutive day period ending three days before the date on which the fair market value of the securities is being determined;

                  (ii) if the Company's Common Stock is actively traded over-the counter, the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) each day over the thirty (30) consecutive day period ending three days before the date on which the fair market value of the securities is being determined; or

                  (iii) if at any time the Company's Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then as determined by the board of directors of the Company in good faith.

            (c) Stock Certificates. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As soon as practicable, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole Shares issuable upon such exercise. Unless this Warrant has been fully exercised or has expired, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

      2. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance upon exercise of the rights evidenced by this Warrant, sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

      3. Adjustment of Exercise Price and Number of Shares. Subject to the provisions of Section 12 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) Reclassification, Consolidation or Merger. In case of any reclassification or change of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), the Company shall cause effective provision to be made so that the holder of this Warrant shall have the right thereafter upon exercise of this Warrant to purchase, in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a holder of an equivalent number of shares of Common Stock that could have been purchased upon exercise of this Warrant prior to such reclassification, change, consolidation or merger. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3(a), subject to
Section 12 hereof, shall similarly apply to successive reclassifications, changes, consolidations, mergers, transfers and the sale of all or substantially all of the Company's assets.

            (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon


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

exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

      4. Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice by first class mail to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

      5. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of such fractional shares, the Company shall make a cash payment therefor based upon the fair market value of one share of Common Stock of the Company on the date of such exercise.

      6. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

      7. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

            (a) This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

            (b) The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

            (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.


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

            (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

      8. Restrictive Legend.

      The Shares issuable upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

      9. Restrictions Upon Transfer and Removal of Legend.

            (a) The Company need not register a transfer of Shares bearing the restrictive legend set forth in Section 8 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Shares, unless one of the conditions specified in the legend referred to in Section 8 hereof is satisfied.

            (b) Notwithstanding the provisions of Section 8(a) above, no opinion of counsel or "no-action" letter shall be necessary for a transfer without consideration by any holder (i) to an affiliate of the holder, (ii) if such holder is a partnership, to a partner or retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, (iii) if such holder is a corporation, to a stockholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder, (iv) if such holder is a limited liability company, to a member or retired member of such limited liability company who retires after the date hereof or to the estate of any such member or retired member, or
(v) by gift, will or intestate succession of any individual holder to his spouse or siblings, or to the lineal descendants or ancestors of such holder or his spouse, in all such cases if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original holder hereunder.

            (c) This Warrant may not be sold, assigned, transferred, pledged or hypothecated, in whole or in part, unless Holder delivers to the Company (i) written notice of such transfer in the form of Exhibit C attached hereto, (ii) a written agreement, in form and substance reasonably satisfactory to the Company, of the transferee to comply with the applicable terms of this Warrant and (iii) funds sufficient to pay any transfer taxes payable upon the making of such transfer; provided, further, that in no event shall this Warrant be sold, assigned, pledged or hypothecated, without the consent of the Company, if such proposed sale, assignment, pledge or hypothecation of this Warrant does not cover at least 50,000 shares of Common Stock.


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      10. Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

      11. Registration Rights. All Shares issuable upon exercise of this Warrant shall be deemed to be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to Section 5 of the Common Stock and Warrant Purchase Agreement dated as of May 14, 2002, between the Company and the Holder (the "Purchase Agreement"), and are entitled, subject to the terms and conditions of the Purchase Agreement, to all rights granted to holders of Registrable Securities thereunder.

      12. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable at 5:00 p.m., New Jersey local time, on the date that is five (5) years after the date of issuance of this Warrant as set forth on the first page of this Warrant.

      13. Redemption. Notwithstanding anything contained herein to the contrary, after the date that is two (2) years after the date of issuance of this Warrant, the Company shall be entitled to redeem this Warrant, in whole or in part, at a per Share redemption price of $.01, by providing written notice (the "Redemption Notice") thereof to the registered holder of this Warrant if the closing price for the Common Stock, as quoted by any national securities exchange, the Nasdaq National Market or any other established over-the-counter quotation service, for any twenty (20) consecutive trading days is at least 200% of the then effective Exercise Price ending on the third day prior to the date on which the Redemption Notice is given. The Redemption Notice shall set forth the date on which the redemption shall occur, such date to be no less than 30 days from the date of the Redemption Notice (the "Redemption Date"). Upon the Redemption Date, this Warrant shall, upon payment of the aggregate redemption price, cease to represent the right to purchase any shares of Common Stock and shall be deemed cancelled without any further act or deed on the part of the Company. The Holder undertakes to return the certificate representing any redeemed Warrant to the Company upon its redemption and to indemnify the Company with respect to any losses, claims, damages or liabilities arising from the Holder's failure to return such certificate.

      14. Notices, Etc. Any request, consent, notice or other communication required or permitted under this Warrant shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile (provided confirmed by other means pursuant to this Section 14), or one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Services, all charges or postage prepaid, and properly addressed to the party to receive the same. Any party may, at any time, by like written notice to


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

the other party hereto, designate any other address in substitution of the address established pursuant to the foregoing. The Company's and the Holder's notice address shall be as set forth on the Purchase Agreement or as may have been subsequently furnished by the Company or the Holder, as the case may be, to the other in writing.

      15. Governing Law; Headings. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New Jersey. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

      16. Amendment; Waiver. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

      17. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Warrant shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

      18. No Impairment. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly issue fully-paid and non-assessable Shares upon exercise of this Warrant.

      19. Attorneys' Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys' fees.

      20. Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

      21. Taxes. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of any Shares; provided, however, that if the Shares are to be delivered in a name other than the name of the Holder, no such delivery shall be


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

made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

                   [Signatures appear on the following page.]


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


      IN WITNESS WHEREOF, this Warrant has been executed as of the date first written above by an authorized officer of the Company and the Holder.


                                          UNITED ENERGY CORP.


                                          By: /s/ Robert L. Seaman
                                              -------------------------------
                                              Name: Robert L. Seaman
                                              Title: Executive Vice President





                                          /s/ Martin Rappaport
                                          -----------------------------------
                                          Name: Martin Rappaport


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                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:  UNITED ENERGY CORP.
600 Meadowlands Parkway, #20
Secaucus, New Jersey  07094
Attention:  President


      1. The undersigned hereby elects to purchase __________ shares of Common Stock of UNITED ENERGY CORP. pursuant to the terms of the attached Warrant.

      2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


---------------------------------
(Name)

---------------------------------

---------------------------------
(Address)

      3. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof. In support thereof, the undersigned hereby delivers an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit B .


--------------------------------
(Signature)

Title: ____________________________

____________________________(Date)

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER: _________________________
COMPANY:   UNITED ENERGY CORP.
SECURITY:  COMMON STOCK ISSUED UPON EXERCISE OF THE COMMON STOCK PURCHASE
           WARRANT ISSUED ON ___________, 200__
AMOUNT:    __________ SHARES
DATE:      ____________, 200_

In connection with the purchase of the above-listed Securities, the Purchaser represents to the Seller and to the Company the following:

            (a) Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

            (b) Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

            (c) Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, Purchaser understands that the Company is under no obligation to register the Securities except as otherwise set forth in the Purchase Agreement (as defined in the Warrant). In addition, Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

            (d) Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

            (e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

            (f) Purchaser is an "accredited investor" as that term is defined in Regulation D. Purchaser is able to bear the economic risk of Purchaser's investment hereunder.


By: ____________________________
Title:__________________________
Date: ____________________, 200_


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                                    EXHIBIT C

                                FORM OF TRANSFER

                  (To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________ the right represented by the attached Warrant to purchase ____________* shares of Common Stock of UNITED ENERGY CORP., to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of __________________, with full power of substitution in the premises.

Dated: ____________________


---------------------------------------
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
(Address)


Signed in the presence of:

----------------------------

* Insert here the number of shares without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.